MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2/A of Harvard Holdings International Inc, of our report dated April 9, 2007 on our audit of the financial statements of Harvard Holdings International Inc as of January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception September 15, 2006 through January 31, 2007 and for the period then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
January 3, 2008